Exhibit 99.1

News Release For Immediate Release

Ontrak Announces 2021 Fourth Quarter and Year End Financial Results

•Q4 Revenue of $10.3 million and Full Year Revenue of $84.1 million
•Raised $11.1 million in Q4 2021, $10.8 million net of related fees, through an at-the-market offering of common stock
•Repaid $30.8 million of outstanding debt balance through March 8, 2022
•Signed 3-Year Contract with Largest Employer Customer for support in 39 countries
•Signed Contract with New Customer for LifeDojo solution
•Agreement In Process to Exchange Data with New Health Plan Prospect
•Company Plans Its Own Behavioral Health Treatment Specialist Network
•Launched Advanced Provider Integration Platform Powered By Netsmart
•Company to Host Conference Call at 4:30 pm ET Today

Santa Monica, CA – March 8, 2022 – Ontrak, Inc. (NASDAQ: OTRK) (“Ontrak” or the “Company”), a leading AI-powered and telehealth-enabled healthcare company, today reported its financial results for the fourth quarter and year ended December 31, 2021.

Management Commentary

Jonathan Mayhew, Ontrak CEO, stated: “During the fourth quarter of 2021 we took important steps to prepare the company for accelerated growth and profitability. We are building a robust and diversified portfolio of current and new customers comprising health plans, employers, health retailers, managed behavioral health organizations, healthcare associations and providers. We have also begun implementation of our AI-enhanced clinical and coaching model, which will include our own behavioral health treatment specialist network. I’m especially pleased that we have also launched an advanced provider integration system that simplifies and automates the exchange of data and insights between behavioral health treatment specialists, Ontrak care coaches, PCPs and members, which addresses a tremendous need to expand system capacity, and provide faster access to a continuum of care support.”

Fourth Quarter 2021 Financial Results Highlights
•Revenue for the fourth quarter of 2021 was $10.3 million, representing a 65% decrease compared to the same period in 2020.
•Operating loss for the fourth quarter of 2021 was $(18.0) million, yielding an operating loss margin of (174)% compared to an operating loss of $(1.8) million for the same period in 2020, yielding an operating loss margin of (6)%.
•Adjusted EBITDA for the fourth quarter of 2021 was $(6.5) million compared to adjusted EBITDA of $2.2 million for the same period in 2020.
•Net loss for the fourth quarter of 2021 was $(20.1) million, or a $(1.12) diluted net loss per common share (after deduction for declared and undeclared preferred stock dividends), compared to net loss of $(3.2) million, or a $(0.27) diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2020.

•Non-GAAP net loss for the fourth quarter of 2021 was $(9.4) million, or a $(0.59) non-GAAP diluted net loss per common share (after deduction for declared and undeclared preferred stock dividends), compared to non-GAAP net income of $0.3 million, or a $(0.07) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2020.
Adjusted EBITDA and Non-GAAP net loss are non-GAAP financial measures. See our description and reconciliation of such non-GAAP measures at the end of this release.

Fiscal Year 2021 Financial Results Highlights
•Revenue for the full year of 2021 was $84.1 million, representing a 2% increase from prior year.
•Operating loss for the full year of 2021 was $(28.0) million, yielding an operating loss margin of (33)% compared to an operating loss of $(14.9) million for the prior year, yielding an operating loss margin of (18)%.
•Adjusted EBITDA for the full year of 2021 was $(3.5) million compared to adjusted EBITDA of $(4.3) million for the prior year.
•Net loss for the full year of 2021 was $(37.1) million, or a $(2.47) diluted net loss per common share (after deduction for declared and undeclared preferred stock dividends), compared to net loss of $(22.7) million, or a $(1.44) diluted net loss per share for the prior year.
•Non-GAAP net loss for the full year of 2021 was $(14.6) million, or a $(1.26) non-GAAP diluted net loss per common share (after deduction for declared and undeclared preferred stock dividends), compared to non-GAAP net loss of $(12.0) million, or a $(0.82) non-GAAP diluted net loss per share (after deduction for undeclared preferred stock dividends) for the prior year.

Fourth Quarter 2021 and Recent Operating Highlights

•Total enrolled members numbered 3,795 at the end of Q4 2021, which reflects the full disenrollment of all previously remaining Ontrak-A members and Ontrak-CI members from our program.
•The Company signed a three-year contract renewal with its largest employer customer for expanded mental health and wellbeing services to employees in 39 countries in which the customer operates. The new contract, which is effective January 1, 2022, adds flexible features of the Ontrak program to the LifeDojo wellbeing solution, including option to add a family member or a friend who might need mental health and wellbeing support.
•In November 2021, the Company began an at-the market ("ATM") offering of our common stock through a designated broker for up to an aggregate offering price of up to $70 million. During Q4 2021, we sold 1,324,185 shares of our common stock, resulting in total gross proceeds of $11.1 million ($10.8 million, net of commission and fees). The $10.8 million of net proceeds from this ATM offering of our common stock was used to pay down a portion of the outstanding loan balance of our 2024 Notes.
•In November 2021, the Company approved a restructuring plan as part of management's cost saving measures in order to reduce its operating costs, optimize its business model and help align with its previously stated strategic initiatives. The restructuring plan included reductions in workforce, which were implemented primarily as a result of the two large customer terminations in March and August of 2021, a strategic change in the Company's technology development plan and an impairment charge relating to an operating right-of-use asset for the headquarters office. As a result, the Company recorded a total charge of $7.6 million relating to restructuring, severance and related costs for the fourth quarter of 2021.
•From November 2021 through March 8, 2022, the Company repaid $30.8 million of its outstanding debt balance. On March 8, 2022, the Company entered into an Eight Amendment to the Note Purchase Agreement, which among other things, amended certain financial covenants intended to increase the Company's financial flexibility and required prepayment of $11.0 million of the outstanding loan balance, which is included above in total amount repaid.
•The Company announced the launch of new end to end, advanced AI-supported intervention platform that provides enhanced identification, engagement along with digital indicators, and treatment processes to improve overall program efficacy and visibility as well as greater flexibility to tailor treatment for a more personalized and effective behavior healthcare throughout a member's care journey.

Financial Outlook

The following outlook is based on information available as of the date of this press release and is subject to change in the future. This outlook solely represents existing and planned enrollment launches, and program expansions with current health plan partners.

For the year ending December 31, 2022, the Company provides the following outlook:

2022 revenue in the range of $25 - $30 million, reflecting current expectations with our existing health plan customers regarding outreach pool, budget considerations and timing of expansions, as well as certain pipeline opportunities beginning to contribute to revenue in the second half.

Conference Call & Webcast Details

The Company will host a conference call/webcast today at 4:30 pm ET/1:30 pm PT. Investors, analysts, employees and the general public can access the call by dialing (833) 519-1269 for U.S. participants or (914) 800-3841 for international participants and referencing conference ID #1577032. A live and archived webcast of the event will be available at:
https://ontrakhealth.com/investors/presentations-events.

About Ontrak, Inc.

Ontrak, Inc. (f/k/a Catasys, Inc.) is a leading AI and telehealth-enabled healthcare company, whose mission is to help improve the health and save the lives of as many people as possible. Ontrak identifies, engages, activates and provides care pathways to treatment for the most vulnerable members of the behavioral health population who would otherwise fall through the cracks of the healthcare system. We engage individuals with anxiety, depression, substance use disorder and chronic disease through personalized care coaching and customized care pathways that help them receive the treatment and advocacy they need, despite the socio-economic, medical and health system barriers that exacerbate the severity of their comorbid illnesses. The company’s integrated intervention platform uses AI, predictive analytics and digital interfaces combined with dozens of care coach engagements to deliver improved member health, better healthcare system utilization, and durable outcomes and savings to healthcare payors.

Learn more at www.ontrakhealth.com

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements may include for example statements regarding: expectations regarding future revenue reflecting current expectations with our existing health plan customers regarding outreach pool, budget considerations and timing of expansions; the strength of our pipeline; our ability to convert our pipeline or sign several health plans to contribute to revenue in 2022 and beyond; acceleration and adoption of our AI-enhanced clinical and operating model; our ability to achieve our intended path to profitability; and driving accelerated growth, expansion and performance. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, dependence on key personnel and the ability to recruit, retain and develop a large and diverse workforce; high customer concentration and the ability of our customer to terminate our contracts for convenience; intense competition and substantial regulation in the health care industry; changes in regulations or issuance of new regulations or interpretations; limited operating history; our inability to execute our business plan; increase our revenue and achieve profitability; lower than anticipated eligible members under our contracts; our inability to recognize revenue; the adequacy of our existing cash resources and anticipated capital commitments to enable us to continue as a going concern; our ability to raise additional capital when needed; lack of outcomes and statistically significant formal research studies; difficulty enrolling new members and maintaining existing members in our programs; the risk that the treatment programs might not be effective; difficulty in developing, exploiting and protecting proprietary technologies; business disruption and related risks resulting from the outbreak of the novel coronavirus 2019; and risks related to our ability to realize the potential benefits of and to effectively integrate acquisitions. You are urged to consider statements that include the words “may,” “will,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plan,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures. The non-GAAP financial measures presented include EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss, and Non-GAAP net loss per common share, which are not U.S. GAAP financial measures, and clarifies and enhances an understanding of our past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

EBITDA consists of net loss before interest, taxes, depreciation and amortization expenses. Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, restructuring, severance and related costs, acquisition related costs, and loss (gain) on change in fair value of warrant liability and contingent liability. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

Non-GAAP net loss consists of net loss adjusted for stock-based compensation, restructuring, severance and related costs, acquisition related costs, loss (gain) on change in fair value of warrant liability and contingent liability, and gain on forgiveness of PPP loan. Non-GAAP net loss per common share consists of loss per share adjusted for non-GAAP net loss attributable to common stockholders. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

We believe the above non-GAAP financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss and Non-GAAP net loss per common share may vary from that of others in our industry. Neither EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss nor Non-GAAP net loss per common share should be considered as an alternative to net loss before taxes, net loss, net loss per common share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Contact

For Investors:

Caroline Paul
Gilmartin Group
investors@ontrakhealth.com

ONTRAK, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$10,332	$29,251	$84,133	$82,837
Cost of revenue	4,089	13,426	31,214	43,603
Gross profit	$6,243	$15,825	$52,919	$39,234

Operating expenses:
Research and development	4,748	4,908	18,279	12,923
Sales and marketing	2,056	1,423	9,895	4,525
General and administrative	9,808	11,318	43,774	36,709
Restructuring, severance and related charges	7,613	—	8,952	—
Total operating expenses	24,225	17,649	80,900	54,157
Operating loss	(17,982)	(1,824)	(27,981)	(14,923)

Other expense, net	(9)	13	(1,013)	(1,213)
Interest expense, net	(1,907)	(2,063)	(7,997)	(7,219)
Loss before income taxes	(19,898)	(3,874)	(36,991)	(23,355)
Income tax (expense) benefit	(153)	645	(153)	645
Net loss	(20,051)	(3,229)	(37,144)	(22,710)
Dividends on preferred stock - declared and undeclared	(2,238)	(1,523)	(8,954)	(1,987)
Net loss attributable to common stockholders	$(22,289)	$(4,752)	$(46,098)	$(24,697)

Net loss per common share, basic and diluted	$(1.12)	$(0.27)	$(2.47)	$(1.44)

Weighted-average common shares outstanding, basic and diluted	19,902	17,472	18,656	17,112

ONTRAK, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$58,824	$86,907
Restricted cash - current	6,716	9,127
Receivables, net	5,938	16,682
Unbilled receivables	3,235	4,426
Deferred costs - current	600	2,352
Prepaid expenses and other current assets	5,019	4,144
Total current assets	80,332	123,638
Long-term assets:
Property and equipment, net	3,785	2,273
Restricted cash - long-term	406	7,176
Goodwill	5,713	5,727
Intangible assets, net	2,346	3,561
Other assets	444	367
Operating lease right-of-use assets	656	1,959
Total assets	$93,682	$144,701

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,001	$1,287
Accrued compensation and benefits	2,343	4,723
Deferred revenue	441	20,954
Current portion of operating lease liabilities	595	434
Other accrued liabilities	5,953	9,012
Total current liabilities	10,333	36,410
Long-term liabilities:
Long-term debt, net	35,792	45,719
Long-term operating lease liabilities	932	1,403
Long-term finance lease liabilities	136	418
Other liabilities	934	—
Total liabilities	48,127	83,950
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; 3,770,265 shares issued and outstanding at each of December 30, 2021 and 2020	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 20,680,186 and 17,543,218 shares issued and outstanding at December 31, 2021 and 2020, respectively	2	2
Additional paid-in capital	436,721	414,773
Accumulated deficit	(391,168)	(354,024)
Total stockholders' equity	45,555	60,751
Total liabilities and stockholders' equity	$93,682	$144,701

ONTRAK, INC.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(37,144)	$(22,710)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	11,858	8,126
Restructuring and related costs	6,297	—
Paid-in-kind interest expense	—	3,500
Depreciation expense	1,070	303
Amortization expense	2,941	1,624
Deferred taxes	—	(654)
Gain on forgiveness of PPP loan	(171)	—
Change in fair value of warrants	—	1,233
Change in fair value of contingent consideration	1,315	(20)
401(k) employer match in common shares	1,105	691
Changes in operating assets and liabilities:
Receivables	10,744	(13,014)
Unbilled receivables	1,191	(2,333)
Prepaid and other assets	(867)	(5,677)
Accounts payable	(314)	(175)
Deferred revenue	(20,513)	15,057
Lease liabilities	(310)	(373)
Other accrued liabilities	(3,357)	8,140
Net cash used in operating activities	(26,155)	(6,282)
Cash flows from investing activities
Purchases of property and equipment	(4,480)	(1,757)
Acquisition of LifeDojo, net of cash acquired	—	(2,881)
Net cash used in investing activities	(4,480)	(4,638)

Cash flows from financing activities
Proceeds from issuance of common stock	11,142	—
Common stock issuance costs	(271)	—
Proceeds from issuance of preferred stock	—	87,359
Preferred stock issuance costs	—	(806)
Dividends paid	(8,954)	(1,241)
Repayment of 2024 Notes	(10,807)	—
Proceeds from 2024 Notes	—	10,000
Debt issuance costs	—	(128)
Proceed from warrant exercise	58	133
Proceed from options exercise	5,584	6,171
Payment of taxes related to net-settled stock awards	(24)	—
Finance lease obligations	(325)	(186)
Financed insurance premium payments	(3,032)	(1,190)
Net cash (used in) provided by financing activities	(6,629)	100,112

Net change in cash and restricted cash	(37,264)	89,192
Cash and restricted cash at beginning of period	103,210	14,018
Cash and restricted cash at end of period	$65,946	$103,210

Supplemental disclosure of cash flow information:
Interest paid	$7,146	$2,961
Income taxes paid	108	—
Non-cash financing and investing activities:
Common stock issued to settle contingent liability	$1,443	$—
Stock issued in acquisition of LifeDojo	—	5,035
Financed insurance premiums	3,144	3,344
Reclassification of warrant liability to equity	—	1,924
Finance lease and accrued purchases of property and equipment	162	500
Contingent consideration and cash holdback relating to acquisition of LifeDojo	—	605

ONTRAK, INC.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)

Reconciliation of Operating Loss to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating loss	$(17,982)	$(1,824)	$(27,981)	$(14,923)
Depreciation expense	412	125	1070	303
Amortization expense (1)	514	392	2,061	874
EBITDA	(17,056)	(1,307)	(24,850)	(13,746)
Stock-based compensation expense	2,987	2,327	11,858	8,126
Restructuring, severance and related costs (2)	7,613	—	8,952	—
Acquisition related costs (3)	—	1,153	583	1,329
Adjusted EBITDA	$(6,456)	$2,173	$(3,457)	$(4,291)
Adjusted EBITDA Margin	(62)%	7%	(4)%	(5)%

Reconciliation of Net Loss to Non-GAAP Net (Loss) Income; and Net Loss per Common Share to Non-GAAP Net Loss per Common Share

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss	$(20,051)	$(3,229)	$(37,144)	$(22,710)
Stock-based compensation expense	2,987	2,327	11,858	8,126
Restructuring, severance and related costs (2)	7,613	—	8,952	—
Loss (gain) on change in fair value of warrant liability	—	16	(29)	1,233
Loss on change in fair value of contingent liability (4)	10	—	1,315	—
Acquisition related costs (3)	—	1,153	583	1,329
Gain on forgiveness of PPP loan (5)	—	—	(171)	—
Non-GAAP net (loss) income	(9,441)	267	(14,636)	(12,022)
Dividends on preferred stock - declared and undeclared	(2,239)	(1,523)	(8,954)	(1,987)
Non-GAAP net loss attributable to common stockholders	$(11,679)	$(1,256)	$(23,590)	$(14,009)

Net loss per common share - basic and diluted	$(1.12)	$(0.27)	$(2.47)	$(1.44)
Non-GAAP net loss per common share - basic and diluted	(0.59)	(0.07)	(1.26)	(0.82)
Weighted-average common shares outstanding - basic and diluted	19,902	17,472	18,656	17,112
_______________________
(1) Relates to operating and financing ROU assets and acquired intangible assets.
(2) Includes restructuring charges relating to write-off of capitalized software, computers, equipment and related contract costs, as well as one-time severance and related benefit costs and impairment of a right-of-use operating asset related to our headquarters office lease.
(3) Includes external legal, accounting, and advisory costs associated with acquisition activity.
(4) Relates to loss resulting from change in fair value of contingent liability related to a stock price guarantee associated with an acquisition.
(5) Relates to gain recognized upon forgiveness of LifeDojo's PPP loan in May 2021.